    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1996
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           THE WACKENHUT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             FLORIDA                                            59-0857245
(State or Other Jurisdiction of                              (I.R.S. Employer
 incorporation or Organization)                             Identification No.)

                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                1991 KEY EMPLOYEE LONG TERM INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                              JAMES P. ROWAN, ESQ.
                           4200 WACKENHUT DRIVE #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------
                        COPIES OF ALL COMMUNICATIONS TO:
                          STEPHEN K. RODDENBERRY, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                         SUNTRUST INTERNATIONAL CENTER
                        ONE S.E. 3RD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                        CALCULATION OF REGISTRATION FEE



==================================================================================================================================
                                                                                         PROPOSED MAXIMUM
          TITLE OF                    AMOUNT TO              PROPOSED MAXIMUM           AGGREGATE OFFERING           AMOUNT OF
SECURITIES TO BE REGISTERED       BE REGISTERED (1)      OFFERING PRICE PER SHARE             PRICE (2)           REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Series B Common Stock, par
value $.10 per share                   900,000                       14.125(2)                    $3,884,375            $1,340
==================================================================================================================================

(1) Includes shares authorized for issuance under The Wackenhut Corporation 1991 Key Employee Long Term Incentive Stock Plan (the "Plan"). Of the 900,000 shares registered hereunder, 625,000 shares were previously registered on May 8, 1995 (Registration Number 33-59159) and are incorporated herein pursuant to Rule 429 under the Securities Act of 1933, as amended.
(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.

                                EXPLANATORY NOTE

         The first part of this Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the Plan. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings or resales of common stock previously acquired or to be acquired by the participants in the Plan who are deemed control persons of the Company.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         REOFFER PROSPECTUS PREPARED IN
                      ACCORDANCE WITH THE REQUIREMENTS OF
                               PART I OF FORM S-3

                             (BEGINS ON NEXT PAGE)

REOFFER PROSPECTUS

                           THE WACKENHUT CORPORATION

                                 339,312 SHARES

                             SERIES B COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)

                ------------------------------------------------

                           THE WACKENHUT CORPORATION
                1991 KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN

         This Prospectus is being used in connection with the reoffering by certain directors and/or other affiliates named herein (the "Selling Shareholders") of The Wackenhut Corporation, a Florida corporation (the "Company" or the "Registrant"), of shares of Series B Common Stock, $.10 per share, of the Registrant (the "Series B Common Stock") previously acquired by them pursuant to The Wackenhut Corporation 1991 Key Employee Long-Term Incentive Stock Plan (the "Plan").

         All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Shareholders will be borne by the individual Selling Shareholder. The Company will not be entitled to any of the proceeds from such sales, although the Company is entitled to receive the exercise price of the options under which the shares of Common Stock are acquired by the Selling Shareholders.

         The Series B Common Stock is listed on the New York Stock Exchange under the symbol "WAKB." On September 10, 1996, the last reported sales price of the Series B Common Stock on the New York Stock Exchange was $14 1/8 per share.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                ------------------------------------------------

         No person has been authorized to give any information or to make any representations, other than those in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.

                 THE DATE OF THIS PROSPECTUS IS SEPTEMBER 12, 1996

                             AVAILABLE INFORMATION

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed fees. In addition, all reports, proxy statements and other information filed by the Company should also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-8, relating to the Series B Common Stock offered hereby (the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Series B Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof, which may be obtained from the Commission in the manner set forth above.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) Quarterly Reports on Form 10-Q for the thirteen weeks ended March 31, 1996 and the thirteen weeks ended June 30, 1996; and (3) Description of the Company's Series B Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 19, 1992, and any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company will furnish, without charge, to each person to whom a Prospectus is delivered, upon written or oral request, a copy of the foregoing Annual Report on Form 10-K, the foregoing Quarterly Reports on Form 10-Q and the foregoing Registration Statement on Form 8-A, in each case other than exhibits thereto (unless such exhibits are specifically incorporated by reference therein). Requests for such documents should be submitted in writing to The Wackenhut Corporation, The Wackenhut Center, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243, Attention: Corporate Secretary, or by telephone at (561) 622-5656.


                                  THE COMPANY

         The Company is a leading international provider of a broad range of security-related and other support services and a leading developer and manager of privatized correctional and detention facilities. The Company provides security services, food services and other related services to commercial and government customers through its services business. Through its 55%-owned Wackenhut Corrections Corporation subsidiary ("WCC"), the Company also provides correctional and detention facility design, development and management services to governmental agencies. The Company has approximately 45,000 full and part-time employees serving over 14,000 commercial and governmental customers through an extensive network of offices and operations in 48 states and 50 countries. It is the third largest security services organization in the United States and is the leading United States-based provider of security services abroad.

         The Company was incorporated in 1958 to continue the business that was originally established in 1954 by its Chairman and Chief Executive Officer, George R. Wackenhut, to provide security-related services to commercial and governmental customers. Since its founding, the Company has grown by: (i) enhancing its position in its core security-related services business through the development of specialized and upgraded services; (ii) targeting specific segments of the security services industry; and (iii) expanding into a range of other support services in response to a growing trend toward privatization of governmental services and outsourcing by commercial customers of non-core support functions.

         The Company's principal executive offices are located at 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243, and its telephone number is (561) 622-5656.


                                  RISK FACTORS

         In connection with an investment in the shares of Series B Common Stock offered hereby, prospective investors should consider carefully the following factors, which can affect the Company's current position and future prospects, in addition to the other information set forth in this Prospectus.

         REVENUE AND PROFIT GROWTH DEPENDENT ON EXPANSION. The Company's growth will depend to a significant degree upon its ability to obtain additional service contracts and to retain existing service contracts. The Company anticipates that there will be significant competition among providers of security-related and other support services for service contracts and for the renewal of such contracts upon expiration. Accordingly, there can be no assurance that the Company will be able to obtain additional service contracts or to retain its existing service contracts upon expiration thereof.

         GROWTH STRATEGY. The Company intends to grow through internal expansion and through selective acquisitions of additional companies or assets that would expand its existing business. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets into the Company without substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will be profitable at the time of their acquisition or will achieve levels of profitability that justify the investment therein. Acquisitions may involve a number of special risks, including, but not limited to, adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance.

         CAPITAL REQUIREMENTS TO FUND GROWTH. The Company's acquisition strategy may require substantial capital. While the Company believes that its present capital position will allow it to grow substantially, the Company believes that future acquisitions may require additional capital. Such capital may be obtained through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or public transactions. This could result in dilution of existing equity positions and/or increased interest expense. There can be no assurance that acceptable capital financing for future acquisitions can be obtained on suitable terms, if at all.

         POTENTIAL ADVERSE CHANGES IN POLITICAL OR ECONOMIC CLIMATE. Any changes in the current political or economic climate in geographic areas in which the Company does business could cause material adverse changes due to, among other things, a new government disclaiming the obligations of a predecessor government. In addition, the Company may experience problems in receiving payment from its foreign-based clients due to government-imposed controls. Such political or economic changes may, therefore, impact the Company. The Company is not, however, currently experiencing any such problems.

         CONTRACT DURATION. The Company's contracts to provide security-related services typically have terms of one year with automatic renewal from year to year unless terminated by either party on 30 day's prior notice. No assurance can be given that the other party to such a contract will not terminate a contract on 30 day's prior notice during or at the end of any one year term.

         CONTRACTS SUBJECT TO GOVERNMENTAL FUNDING. The Company's service contracts with governmental agencies are subject to either annual or bi-annual governmental appropriations. A failure by a governmental agency to receive such appropriations could result in termination of the service contract by such agency or a reduction of fees payable to the Company. In addition, even if funds are appropriated, delays in payment may occur which could negatively affect the Company's cash flow.

         BUSINESS CONCENTRATION. Contracts with the United States Department of Energy accounted for approximately 17% of the Company's revenues in Fiscal 1995. The loss of, or a significant decrease in, business from the Department of Energy could have a material adverse effect on the Company's results of operations.

         POSSIBLE GOVERNMENT DOWNSIZING. In light of the concentration of the Company's revenues attributable to the United States Government, a continuation of recent trends of downsizing by the United States Government and agencies thereof could have a material adverse effect on the Company's results of operations.

         POTENTIAL LEGAL LIABILITY. The Company's provision of security-related services exposes it to potential third- party claims or litigation by persons for personal injury or other damages resulting from contact with Company personnel. Under principles of common law, the Company can generally be held liable for wrongful acts or omissions of its agents or employees performed in the course and within the scope of their employment. In addition, some states have adopted statutes that expressly impose on the Company legal responsibility for the conduct of its employees. While the Company maintains an insurance program that provides coverage for certain liability risks faced by the Company, including personal injury, and bodily injury, death or property damage to a third party where the Company is found to be negligent, the laws of many states limit or prohibit insurance coverage for liability for punitive damages arising from willful, wanton or grossly negligent conduct. There can be no assurance that the Company's insurance will be adequate to cover all potential claims or damages.

         INFLATION. The Company's largest expense is personnel costs. A number of the Company's service contracts, including service contracts with governmental agencies, provide for payments to the Company of either fixed fees or fees that increase by only small amounts during their terms. If, due to inflation or other causes, the Company must increase the wages and salaries of its employees at rates faster than increases, if any, in fees provided for in such contracts, the Company's profitability would be adversely affected.

         COMPETITION. The security-related and other support service industries are highly competitive and fragmented. The Company competes with a number of major national companies, including, but not limited to, Borg-Warner Security Corporation and Pinkerton's Inc., as well as local or regional companies. Borg-Warner Security Corporation is substantially larger and has greater resources than the Company, while Pinkerton's Inc. has resources comparable to the Company. The smaller local and regional companies with which the Company competes may have better knowledge of the local conditions and may be better able to gain political and public acceptance. Potential competitors can enter the Company's business without substantial capital investment or previous experience in the security-related or other support service industries. In addition, the Company may compete in some markets with governmental agencies that provide security-related or other support services.

         CONTROL OF COMPANY. George R. Wackenhut and his wife, Ruth J. Wackenhut, together, through trusts over which they have sole dispositive and voting power, control approximately 50.004% of the issued and outstanding voting common stock of the Company. As a result, George R. Wackenhut and Ruth
J. Wackenhut will be able to control virtually all matters requiring approval of the shareholders of the Company, including the election of all of the directors.

         UNCERTAINTY OF FUTURE DIVIDENDS. No assurance can be made that the Company will continue its practice of paying regular quarterly dividends in the future. The Company's ability to declare or pay dividends may be limited by the terms of existing credit agreements. If the Company is permitted to pay dividends, payment of such dividends will nevertheless be at the discretion of the Company's Board of Directors and will depend on various factors, some of which may be beyond the control of the Company.

         ANTI-TAKEOVER PROVISIONS. Certain provisions of the Company's Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that shareholders might consider in their best interest. Pursuant to the Articles, the Company's Board of Directors has the authority to issue shares of preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the Company's shareholders. Thus, the Company's Board of Directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or conversion rights of holders of the Series B Common Stock. In addition, the issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change in control of the Company, since the terms of the preferred stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of the assets, liquidation or other comparable extraordinary transaction without the approval of the holders of Series B Common Stock. In addition, certain provisions of the Florida Business Corporation Act have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Company's Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.


                              DESCRIPTION OF PLAN

         The Plan permits the Nominating and Compensation Committee of the Board of Directors of the Company to grant Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Units, Performance Units and Performance Shares to officers and employees of the Company who have contributed significantly to the profitability and growth of the Company. The aggregate number of shares of Series B Common Stock that may be issued under this plan is 900,000 shares.


                              SELLING SHAREHOLDERS

         The shares of Common Stock being offered pursuant to this Prospectus were purchased by the Selling Shareholders upon the exercise of stock options under the Plan. The following table shows the names of the Selling Shareholders and positions with the Company, the number of shares of Series B Common Stock beneficially owned by each of the Selling Shareholders as of September 12, 1996, the number of shares of Series B Common Stock covered by this Prospectus and the number and percentage of Series B Common Stock (including shares subject to options exercisable within 60 days) to be beneficially owned by each Selling Shareholder after the completion of the Offering:


                                                                                                                 % of
                                                                                                               Series B
                                                                                                                Common
                                                                 Number of       Number of      Number of        Stock
                                                                  Shares          Shares         Shares       Beneficially
                                                                Beneficially    Covered by     Beneficially      Owned
                                         Position with         Owned Prior to      this        Owned After       After
       Selling Shareholder                The Company           Offering (1)    Prospectus     Offering (2)   Offering (2)
- ---------------------------------- -------------------------- ----------------  ------------  --------------  ------------
George R. Wackenhut . . . . . . .  Chairman of the Board and
                                   Chief Executive Officer       2,182,571         77,375       2,105,196        19.2%

Richard R. Wackenhut  . . . . . .  President, Chief Operating     71,457           69,750           1,707          *
                                   Officer and Director

Alan B. Bernstein . . . . . . . .  Executive Vice President       55,464           53,687           1,777          *
                                   and President, Domestic
                                   Operations Group

Fernando Carrizosa  . . . . . . .  Senior Vice President,         43,606           43,250             356          *
                                   International Operations

Robert C. Kneip . . . . . . . . .  Senior Vice President,         43,583           43,250             333          *
                                   Corporate Planning and
                                   Development

James P. Rowan  . . . . . . . . .  Vice President, General        32,000           32,000               0           0
                                   Counsel and Assistant
                                   Secretary

George C. Zoley . . . . . . . . .  Wackenhut Corrections          20,000           20,000               0           0
                                   Corporation President and
                                   Chief Executive Officer


*        Less than 1% beneficial ownership.

         (1) Includes shares subject to options which are exercisable within sixty days of this Prospectus.
         (2)  Assumes that all shares offered hereby are sold.


                 GEORGE R. WACKENHUT has been Chairman of the Board and Chief Executive Officer of the Company since April 26, 1986. He was President of the Company from the time it was founded until April 26, 1986. He formerly was a Special Agent of the Federal Bureau of Investigation. Mr. Wackenhut is also a director of WCC. Mr. Wackenhut is on the Dean's Advisory Board of the University of Miami School of Business. He is on the National Council of Trustees, Freedoms Foundation at Valley Forge, and the President's Advisory Council for the Small Business Administration, Region IV. He is a past participant in the Florida Governor's War on Crime and a past member of the Law Enforcement Council, National Council on Crime and Delinquency, and the Board of Visitors of the U.S. Army Military Police School and the Board of Directors of SSJ Medical Development, Inc., Miami, Florida. Mr. Wackenhut is also a member of the American Society for Industrial Security. He was a recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela. Mr. Wackenhut received his B.S. degree from the University of Hawaii and his M.Ed. degree from Johns Hopkins University. Mr. Wackenhut is married to Ruth J. Wackenhut, Secretary of the Company. His son, Richard R. Wackenhut, is President and Chief Operating Officer of the Company and also a Director.

         RICHARD R. WACKENHUT has been President and Chief Operating Officer of the Company and a member of the Board of Directors since April 26, 1986, and was formerly Senior Vice President of Operations from 1983 to 1986. He was Manager of Physical Security from 1973 to 1974. He also served as Manager, Development at the Company's Headquarters from 1974 to 1976; Area Manager, Columbia, South Carolina, from 1976 to 1977; District Manager, Columbia, South Carolina from 1977 to 1979; Director, Physical Security Division at Corporate Headquarters from 1979 to 1980; Vice President, Operations from 1981 to 1982; and Senior Vice President, Domestic Operations from 1982 to 1983. Mr. Wackenhut is Director of Wackenhut del Ecuador, S.A.; Wackenhut UK Limited; Wackenhut Dominicana, S.A.; and several domestic subsidiaries of the Company, including WCC. He is a member of the St. Thomas University Advisory Board. He is also a member of the American Society for Industrial Security, the International Association of Chiefs of Police and the International Security Management Association. He received his B.A. degree from The Citadel in 1969 and completed the Advanced Management Program of the Harvard University School of Business Administration in 1987. Mr. Wackenhut is the son of George R. Wackenhut, Chairman of the Board and Chief Executive Officer of the Company, and Ruth J. Wackenhut, Secretary of the Company.

         ALAN B. BERNSTEIN has been Executive Vice President and President, Domestic Operations Group since April 27, 1991. Prior to that, Mr. Bernstein was Senior Vice President, Domestic Operations. He has been employed by the Company since 1976, except for a brief absence during 1982 when he was a partner in a family-owned security alarm business in New York State. Mr. Bernstein has served in the following positions with the Company or its subsidiaries: Vice President of Domestic Operations, 1985; Vice President, Corporate Business Development, 1984; Acting President, Wackenhut Systems Corporation, 1983; Director of Integrated Guard Security, 1981; and Manager of Wackenhut Electronic Systems Corporation (Miami) from 1976 to 1981. He received his B.S.E.E. degree from the University of Rochester, and an M.B.A. degree from Cornell University.

         FERNANDO CARRIZOSA has been Senior Vice President, International Operations since January 28, 1989. Mr. Carrizosa was Vice President of International Operations from January 31, 1988 to January 28, 1989. He joined Wackenhut de Colombia in 1968 as Manager of Investigations. He was promoted to Manager of Human Resources, and then to Assistant to the President in 1974. He moved to Headquarters as a trainee in 1974, and was promoted to Manager of Latin American Operations, 1980 to 1983; Executive Vice President of Wackenhut International, 1983 to 1984; and President of Wackenhut International, 1984 to 1988. He is a Director of several subsidiaries and affiliates of the Company. He received a B.B.A. from Universidad Javeriana in Colombia, and an M.B.A. with honors from Florida International University in 1976.

         ROBERT C. KNEIP is Senior Vice President, Corporate Planning and Development. He joined the Company in 1982. Mr. Kneip has held various positions in the Company including Director, Power Generating Services; Director, Contracts Management; Vice President, Contracts Management; and Vice President, Planning and Development. Prior to joining the Company, Mr. Kneip was with the Atomic Energy Commission, the Nuclear Regulatory Commission and Dravo Utility Constructors, Inc. He received a B.A. (Honors) from the University of Iowa, and an M.A. and Ph.D. from Tulane University.

         JAMES P. ROWAN is Vice President and General Counsel, and Assistant Secretary of the Company. He joined the Company in 1979 as Assistant General Counsel, became Associate General Counsel in 1982 and a Vice President in 1986. He is an attorney admitted to the Bar of the States of Indiana, Iowa and Michigan. He holds degrees of B.S.C. (Accounting) and J.D. (Law) from the University of Iowa, and a CPA from the University of Illinois.

         GEORGE C. ZOLEY has served as President and a Director of WCC since it was incorporated in 1988, and Chief Executive Officer since April 1994. Dr. Zoley was WCC's first employee and was, and continues to be, a major factor in WCC's development of its privatized correctional and detention facility business. Dr. Zoley is also a director of each of the entities through which WCC conducts its international operations. From 1981 through 1988, as manager, director, and then Vice President of Government Services of Wackenhut Services, Inc. ("WSI"), Dr. Zoley was responsible for the development of opportunities in the privatization of government services by WSI. Prior to joining WSI, Dr. Zoley held various administrative and management positions for city and county governments in South Florida.

         As of September 11, 1996, the Company had approximately 10,885,949 shares of Series B Common Stock outstanding.

         The Selling Shareholders intend to sell all or a portion of the shares offered hereby from time to time on the New York Stock Exchange and such sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Series B Common Stock registered hereunder.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the reoffering of securities by the Selling Stockholders, although the Company is entitled to receive the exercise price of the options under which the Series B Common Stock are acquired by the Selling Shareholders. The proceeds received by the Company on the exercise of the options may be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The shares of Series B Common Stock are being registered for reoffers and resales by the Selling Shareholders for their own accounts. Such shares of Series B Common Stock may be sold from time to time by any of the Selling Shareholders or by pledgees, donees, transferees or other successors in interest, directly to purchasers, in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing prices or at prices otherwise negotiated.

         The Selling Shareholders may be limited in the amount of shares of Series B Common Stock which they may sell during any three month period as a result of the volume limitations contained in Section 144 of the Exchange Act. The amount of shares of Series B Common Stock which may be sold by each of the Selling Shareholders within any three month period may not exceed, when aggregated with sales of shares of Series B Common Stock of the Company by such Selling Shareholders, the greater of (i) one percent of the shares of Series B Common Stock of the Company outstanding as shown by the most recent report filed by the Company; or (ii) the average weekly reported volume of trading in shares of Series B Common Stock on the New York Stock Exchange during the four calendar weeks preceding the filing of the Forms required under Rule 144 promulgated under the Securities Act (or if no such notice is required, the date of receipt of the order by a broker-dealer to execute the transaction), or
(iii) the average weekly volume of trading in the shares of Series B Common Stock reported through the consolidated transaction reporting system under the Exchange Act during such four week period.

         The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Series B Common Stock through a block trade, a special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) of the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

         There can be no assurances that any of the Selling Shareholders will sell any or all of the shares of Series B Common Stock offered by them hereunder.



                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The indemnification and advancements of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which he director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

         Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suit or proceeding in which such person was or is made or threatened to be made a party or otherwise involved by reason of the fact that such person was a director of officer of the Registrant. The Registrant is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors or officers.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed by Company with the Commission are incorporated herein by reference.

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                 (b) The Company's Quarterly Reports on Form 10-Q for the thirteen weeks ended March 31, 1996 and for the thirteen weeks ended June 30, 1996.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 19, 1992, and any amendment or report filed with the Commission for the purpose of updating such description.

                 In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), (13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                 The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct WAS unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                 The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive or any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

                 Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suite or proceeding in which such person was or is made or threatened to be a part or otherwise involved by reason of the fact that such person was a director or officer of the Registrant. The Registrant is also obligated to pay the reasonable expense of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advance should it be ultimately determined that such person is not entitled to indemnification.

                 The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.          EXHIBITS.

                 The exhibits filed as part of this Registration Statement are as follows:

                   EXHIBIT
                   NUMBER          DESCRIPTION
                   -------         -----------
                       4.1  --     Amended and Restated Articles of Incorporation of the Registrant,
                                   as amended, (incorporated by reference to Registration Statement on
                                   Form S-2 (File No. 333-03249).

                       4.2  --     Bylaws of the Registrant (incorporated by reference to the
                                   Registrant's Annual Report on Form 10-K for the fiscal year ended
                                   December 31, 1995).

                       4.3  --     Form of Common Stock Certificate (incorporated by reference to the
                                   Registrant's Registration Statement on Form 8-A filed with the
                                   Commission on November 19, 1992).

                       5.1  --     Opinion of Akerman, Senterfitt & Eidson, P.A.

                      10.1  --     The Wackenhut Corporation Key Employee Long Term Incentive Stock
                                   Plan (incorporated by reference to the Registrant's Registration
                                   Statement on Form S-8 dated May 8, 1995 -- File No. 33-59159).

                      23.1  --     Consent of Arthur Andersen LLP.

                      23.2  --     Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

                      24.1  --     Powers of Attorney -- included as part of the signature page hereto.


ITEM 9.          UNDERTAKINGS.

                 The undersigned Registrant hereby undertakes:

                 A.       (1)     To file, during any period in which offers or
                                  sales are being made, a post-effective
                                  amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act.

                                  (ii)     To reflect in the Prospectus any
                                           facts or events arising after the
                                           effective date of the Registration
                                           Statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set fort
                                           in the Registration Statement; and

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the Registration
                                           Statement or any material change to
                                           such information in the Registration
                                           Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by; such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant, The Wackenhut Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 11th day of September, 1996.


                                       THE WACKENHUT CORPORATION


                                       By: /s/ GEORGE R. WACKENHUT
                                           -------------------------------------
                                           GEORGE R. WACKENHUT
                                           Chairman of the Board, Chief
                                           Executive Officer and Director


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rowan and Robert C. Kneip, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on September 11, 1996.


                Signature                                Title
                ---------                                -----

/s/ GEORGE R. WACKENHUT                       Chairman of the Board, Chief
- ----------------------------------------      Executive Officer and Director
GEORGE R. WACKENHUT                           (Principal Executive Officer)

/s/ DANIEL E. MASON                           Vice President and Chief
- ----------------------------------------      Financial Officer, Domestic
DANIEL E. MASON                               Operations (Principal Financial
                                              Officer)

/s/ JUAN D. MIYAR                             Vice President - Accounting
- ----------------------------------------      Services and Corporate Controller
JUAN D. MIYAR                                 (Principal Accounting Officer)


                                                               Title
                                                               -----

                Signature
                ---------
                                                    Director
- ----------------------------------------
JULIUS W. BECTON, JR.

/s/ RICHARD G. CAPEN, JR.                           Director
- ----------------------------------------
RICHARD G. CAPEN, JR.

                                                    Director
- ----------------------------------------
ANNE N. FOREMAN

/s/ EDWARD L. HENNESSY, JR.                         Director
- ----------------------------------------
EDWARD L. HENNESSY, JR.

/s/ PAUL X. KELLEY                                  Director
- ----------------------------------------
PAUL X. KELLEY

/s/ NANCY CLARK REYNOLDS                            Director
- ----------------------------------------
NANCY CLARK REYNOLDS

/s/ THOMAS P. STAFFORD                              Director
- ----------------------------------------
THOMAS P. STAFFORD

/s/ RICHARD R. WACKENHUT                            Director
- ----------------------------------------
RICHARD R. WACKENHUT

                                                       REGISTRATION NO. 33-59159




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                       __________________________________

                              EXHIBITS FILED WITH
                             REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       __________________________________

                           THE WACKENHUT CORPORATION
                           4200 WACKENHUT DRIVE, #100
                     PALM BEACH GARDENS, FLORIDA 33410-4243

                                 EXHIBIT INDEX


 EXHIBIT                                                                         SEQUENTIAL
 NUMBER         DESCRIPTION                                                      PAGE NUMBER
 -------        -----------                                                      -----------
     4.1  --    Amended and Restated Articles of Incorporation of the
                Registrant, as amended, (incorporated by reference to the
                Registrant's Registration Statement on Form S-2 -- File
                No. 333-03249).                                                     ---

     4.2  --    Bylaws of the Registrant (incorporated by reference to
                the Registrant's Annual Report on Form 10-K for the
                fiscal year ended December 31, 1995).                               ---

     4.3  --    Form of Common Stock Certificate (incorporated by
                reference to the Registrant's Registration Statement on
                Form 8-A filed with the Commission on November 19, 1992).           ---

     5.1  --    Opinion of Akerman, Senterfitt & Eidson, P.A.                       ---

    10.1  --    The Wackenhut Corporation Key Employee Long Term
                Incentive Stock Plan (incorporated by reference to the
                Registrant's Registration Statement on Form S-8 dated
                May 8, 1995 -- File No. 33-59159).                                  ---

    23.1  --    Consent of Arthur Andersen LLP.

    23.2  --    Consent of Akerman, Senterfitt & Eidson, P.A. (included
                in opinion filed as Exhibit 5.1).                                   ---

    24.1  --    Powers of Attorney -- included as part of the signature
                page hereto.                                                        ---